NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED COMMON:  100,000,000 SHARES                     CUSIP NO. 736188 10 3

NUMBER                       PORTALTOCHINA.COM, INC.                      SHARES


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


                 Shares of PORTALTOCHINA.COM, INC. Common Stock

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/ Paul Fong                  PORTALTOCHINA.COM, INC.       /s/ Caroline Rechia
    President                        CORPORATE                         Secretary
                                        SEAL
                                       NEVADA


                             Countersigned & Registered:
                                Transfer Online, Inc.
                           317 SW Alder Street, 2nd Floor
                                 Portland, OR  97204        By:
                                    503.227.2950            Authorized Signature